UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 2, 2015

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) increased the size of the Board to eight directors pursuant to the Company’s by-laws, as amended by the By-law Amendment described under Item 5.03 of this Current Report on Form 8-K, and appointed Katie J. Bayne to fill the resulting vacancy as a member of the class of directors whose terms of office expire at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Class”), effective immediately. Following Ms. Bayne’s appointment, the 2016 Class consists of three directors.

On November 2, 2015, the Company issued a press release announcing Ms. Bayne’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2015, in connection with the appointment of Ms. Bayne to the Board, the Board adopted and approved an amendment to the Company’s by-laws (the “By-law Amendment”). The By-law Amendment provides that the number of directors will be fixed exclusively by one or more resolutions adopted by the Board. The Company’s by-laws previously fixed the range of the size of the Board to not more than seven or fewer than three directors as fixed from time to time by action of the stockholders or the Board.

The foregoing description of the By-law Amendment is qualified in its entirety by reference to the full text of the By-law Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

3.1	Ascena Retail Group, Inc. Amendment to Amended and Restated By-laws, effective November 2, 2015.

99.1	Press Release dated November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: November 3, 2015	By:	/s/ Ernest LaPorte
Name: Ernest LaPorte
Title: Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No	Description

3.1	Ascena Retail Group, Inc. Amendment to Amended and Restated By-laws, effective November 2, 2015.

99.1	Press Release dated November 2, 2015.